                                                                    EXHIBIT 10.D

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                                LOAN AGREEMENT

                          DATED AS OF APRIL 30, 1997

                                BY AND BETWEEN


                     HANOVER MARRIOTT LIMITED PARTNERSHIP


                                      AND


                           HOST MARRIOTT CORPORATION



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

                               TABLE OF CONTENTS


                                                              Page
                                                              ----
1. DEFINITIONS................................................ 1
2. THE LOAN................................................... 4
     2.1. Making the Loan..................................... 4
     2.2. Additional Advances................................. 5
     2.3. Mortgage Note....................................... 5
     2.4. Use of Loan Proceeds................................ 5
     2.5. Payment of Principal and Interest................... 5
3. REPRESENTATIONS AND WARRANTIES OF BORROWER................. 5
     3.1. Corporate Authority................................. 6
     3.2. Binding Effect, No Violations....................... 6
     3.3. Litigation.......................................... 6
     3.4. Title to Assets..................................... 6
     3.5. No Defaults......................................... 6
     3.6. Compliance with Laws................................ 6
     3.7. Permits and Licenses................................ 7
4. CONDITIONS PRECEDENT....................................... 7
     4.1. Representations, Warranties and Covenants........... 7
     4.2. Borrower's Actions.................................. 7
     4.3. Delivery of Documents............................... 7
              4.3.1.   ....................................... 7
              4.3.2.   ....................................... 8
5. AFFIRMATIVE COVENANTS OF BORROWER.......................... 8
     5.1. Proceeds of the Loan................................ 8
     5.2. Management Agreement................................ 8
     5.3. Financial and Other Information..................... 8
     5.4. Maintenance of Existence, Etc....................... 9
     5.5. Books and Records; Inspection of Property and Books. 9
     5.6. Maintenance of Property............................. 9
6. ENCUMBRANCES............................................... 9
7. EVENTS OF DEFAULT AND REMEDIES............................. 10
     7.1. Default; an Event of Default........................ 10
              7.1.1.   ....................................... 10
              7.1.2.   ....................................... 10
              7.1.3.   ....................................... 10
              7.1.4.   ....................................... 10
              7.1.6.   ....................................... 11
     7.2. Remedies............................................ 11
              7.2.1.   ....................................... 11
              7.2.2.   ....................................... 11
              7.2.3.   ....................................... 11
              7.2.4.   ....................................... 12
     7.3. Remedies Cumulative................................. 12
     7.4. Default Interest.................................... 12
     7.5. Default Indemnity................................... 12
8. THE SENIOR LOAN............................................ 12
     8.1. Permitted Encumbrances.............................. 12
     8.2. Execution of Subordination Agreement................ 13
9. MISCELLANEOUS PROVISIONS................................... 13
     9.1. Expenses............................................ 13


     9.2. Limitation on Liability............................. 13
     9.3. Notices............................................. 14
     9.4. Severability........................................ 15
     9.5. Survival............................................ 15
     9.6. Waivers............................................. 15
     9.7. Rights Cumulative................................... 15
     9.8. Entire Agreement.................................... 15
     9.9. Termination......................................... 15
     9.10. Construction....................................... 15
     9.11. Pronouns........................................... 16
     9.12. Headings........................................... 16
     9.13. Business Days...................................... 16
     9.14. Execution.......................................... 16

Exhibit A
---------
Form of Mortgage Note

                                 LOAN AGREEMENT

          THIS LOAN AGREEMENT (this "AGREEMENT") is entered into as of April 30, 1997, by and between HANOVER MARRIOTT LIMITED PARTNERSHIP, a Delaware limited partnership having its principal offices at 10400 Fernwood Road, Bethesda, Maryland 20817 (the "BORROWER"), and HOST MARRIOTT CORPORATION, a Delaware corporation, having its principal offices at 10400 Fernwood Road, Bethesda, Maryland 20817 (the "LENDER").

          WHEREAS, the Borrower has requested the Lender to make a loan (the "LOAN") to the Borrower, and the Lender has agreed to make the Loan to the Borrower, for the purposes and on the terms and conditions described herein;

          WHEREAS, the Loan is evidenced by that certain Mortgage Note dated as of the date hereof by the Borrower to the order of the Lender and its successors and assigns in the principal amount of Eleven Million Seven Hundred Thousand and No/100 Dollars ($11,700,000.00) (subject to reduction as set forth therein), which is to be secured by a mortgage lien on and security interest in the Hanover Marriott Hotel, Whippany, New Jersey (the "HOTEL") and all assets related thereto;

          WHEREAS, the parties hereto desire to set forth their agreement regarding the making of the Loan and the terms and conditions upon which the Loan shall be made and repaid;

          NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.        DEFINITIONS

          Unless the context otherwise requires, capitalized terms used herein shall have the respective meanings specified in this SECTION 1 (such definitions to be equally applicable to both the singular and plural forms of the terms defined).

          "ACCOUNTING PERIOD" has the meaning ascribed to it in the Management Agreement.

          "AFFILIATE" means, as to any Person, (a) any Person directly or indirectly owning, controlling, or holding power to vote ten percent (10%) or more of the outstanding equity securities as to the Person in question; (b) any Person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote by the Person in question; (c) any Person directly or indirectly controlling, controlled by, or under common control with the Person in question; (d) if the Person in question is a corporation or limited liability company, any executive officer, director, member or manager of the Person in question or of any corporation or limited liability company directly or indirectly controlling, controlled by, or under common control with the Person in question; and (e) if the Person in question is a partnership, any general partner of such partnership. As used in this definition of "AFFILIATE," the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

          "AGREEMENT" means this Loan Agreement, as it may be amended, supplemented or modified from time to time.

          "AVAILABLE CASH FLOW" has the meaning ascribed to it in the Management Agreement.

          "AWARD" has the meaning ascribed to it in the Mortgage.

          "BANKRUPTCY LAW" means title 11, United States Code, or any similar federal, state or foreign law for the relief of creditors.

          "BASE RATE" means fourteen and five-tenths percent (14.5%) per annum.

          "BORROWER" means Hanover Marriott Limited Partnership, a Delaware limited partnership.

          "BUSINESS DAY" means a day other than (i) a Saturday or a Sunday or
(ii) a day on which federally insured depository institutions in Maryland are required or authorized by law, governmental decree or executive order to be closed.

          "CII" means CIGNA Investments, Inc.

          "CLOSING" means the making of any advance of the Loan.

          "CLOSING DATE" means the date on which any Closing occurs.

          "COLLATERAL" means the "PROPERTY" (as defined in the Mortgage) and the "COLLATERAL" (as defined in the Security Agreement), together with such other collateral or property as may be pledged, liened or encumbered from time to time as security for the Loan under any other Security Documents.

          "COLLATERAL ASSIGNMENT OF MANAGEMENT AGREEMENT" has the meaning ascribed to it in the Mortgage.

          "DEBT" means the obligations of the Borrower under the Loan Documents to repay the principal amount of the Loan, together with all interest thereon and all other sums which may or shall become due under any of the Loan Documents, including, without limitation, the costs and expenses of enforcing any provision of the Loan Documents and any other costs that may be reimbursable hereunder or thereunder.

          "DEFAULT" has the meaning ascribed to it in SECTION 7.1 hereof.

          "DEFAULT INTEREST RATE" means sixteen and five-tenths percent (16.5%) per annum.

          "DEFERRABLE AMOUNT" has the meaning ascribed to it in SECTION 2.2 hereof.

          "DUE DATE" has the meaning ascribed to it in the Mortgage Note.

          "ENCUMBRANCE" means any mortgage, deed of trust, deed to secure debt, lien, claim, option, security interest, pledge, preference, priority, hypothecation, installment sale agreement, repurchase agreement or other encumbrance or security arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or title retention arrangement, and any assignment, deposit arrangement, lease or other arrangement intended as, or having the effect, of security.

          "ENVIRONMENTAL INDEMNITY AGREEMENT" has the meaning ascribed to it in the Mortgage.

          "ENVIRONMENTAL LAW" has the meaning ascribed to it in the Mortgage.

          "EVENT OF DEFAULT" has the meaning ascribed to it in SECTION 7.1 hereof.

          "GENERAL PARTNER" means Marriott Hanover Hotel Corporation, a Delaware corporation, the sole general partner of the Borrower.

          "GOVERNMENTAL AUTHORITY" means any nation, government, state, or political subdivision of any thereof, including any court or any other entity exercising executive, legislative, regulatory, judicial, or administrative functions of, or pertaining to, government.

          "HAZARDOUS MATERIALS" has the meaning ascribed to it in the Mortgage.

          "HOTEL" means the Hanover Marriott Hotel, Whippany, New Jersey located at 1401 Route 10 East, Whippany, New Jersey.

          "IMPROVEMENTS" has the meaning ascribed to it in the Mortgage.

          "INITIAL CLOSING DATE" means April 30, 1997 or such earlier date as the Lender may agree to make the first advance of the Loan.

          "INSURANCE PROCEEDS" has the meaning ascribed to it in the Mortgage.

          "LAND" means the parcel of land on which the Mortgaged Property is located.

          "LIMITED PARTNERS" means the limited partners of the Borrower.

          "LOAN" means the loan made by the Lender to the Borrower pursuant to
SECTION 2 hereof.

          "LOAN AMOUNT" has the meaning ascribed to it in SECTION 2.1 hereof.

          "LOAN DOCUMENTS" means this Agreement, the Mortgage Note, the Security Agreement, the Mortgage, the Collateral Assignment of Management Agreement, the Environmental Indemnity Agreement and any and all other documents, agreements, certificates, notes or other instruments delivered pursuant to, or in connection with, the Loan.

          "MANAGEMENT AGREEMENT" means either (i) that certain Amended and Restated Lease between the Borrower (as successor in interest to Marriott Corporation), as "Landlord," and the Manager, as "Tenant," dated as of July 29, 1986, as amended, or (ii) when entered into, any management agreement by and between the Borrower, as "Owner," and the Mananger, as "Manager," that may be entered into in place of such Amended and Restated Lease, with respect to the management of the Hotel.

          "MANAGER" means Marriott Hotel Services, Inc., or any successor thereto, or any other Person who becomes the Tenant or Manager of the Hotel under the Management Agreement.

          "MATURITY DATE" means the date which is fifteen (15) years after the Initial Closing Date.

          "MORTGAGE" means that certain Mortgage, Assignment of Rents and Leases, Security Agreement and Fixture Filing dated as of the date hereof between Borrower and Lender with respect to the Mortgaged Property.

          "MORTGAGE NOTE" means the promissory note described in SECTION 2.3 hereof.

          "MORTGAGED PROPERTY" means the Hotel, including, without limitation, the Land, the Improvements, and all FF&E (as such term is defined in the Mortgage).

          "PERMITTED ENCUMBRANCES" has the meaning ascribed to it in SECTION 6 hereof.

          "PERSON" means an individual, a partnership, a corporation, a trust, an unincorporated organization, a joint venture or other business entity, a limited liability company, or a government or any department, agency or political subdivision thereof.

          "SECURITY DOCUMENTS" means, collectively or individually, as the context may require, the Mortgage, the Collateral Assignment of Management Agreement, the Security Agreement and such other documents as are executed and delivered by any Person to grant additional security for the repayment of the Loan.

          "SENIOR LOAN" means the loan expected to be made by CII to the Borrower in the principal amount of up to $30 million, or any other loan made to the Borrower for purposes of paying off the outstanding balance of the Toyo Loan.

          "SENIOR LOAN DOCUMENTS" means the documents governing, evidencing or relating to the making, securing and repayment of the Senior Loan.

          "TAKING" has the meaning ascribed to it in the Mortgage.

          "TITLE COMPANY" has the meaning ascribed to it in SECTION 4.3.2 hereof.

          "TITLE INSURANCE POLICY" has the meaning ascribed to it in SECTION
4.3.2 hereof.

          "THRESHOLD AMOUNT" has the meaning ascribed to it in SECTION 2.1(B) hereof.

          "TOYO LOAN" means the Borrower's existing mortgage indebtedness owed to the Toyo Trust & Banking Co., Ltd., New York Branch.

          "TOYO LOAN DOCUMENTS" means the documents governing, evidencing or relating to the making, securing and repayment of the Toyo Loan.

2.        THE LOAN

          2.1.  MAKING THE LOAN

          (a) Subject to the terms and conditions set forth herein, the Lender agrees to make a loan (the "LOAN") to the Borrower, which Loan shall be in a principal amount of up to (1) Eleven Million Seven Hundred Thousand and No/100 Dollars ($11,700,000.00) less (2) the amount by which the net proceeds of the
                         ----
Senior Loan exceed Twenty-Seven Million and No/100 Dollars ($27,000,000.00) (the "LOAN AMOUNT"). Therefore, if the net proceeds of the Senior Loan equal Thirty Million and No/100 Dollars ($30,000,000.00), the maximum Loan Amount would be Eight Million Seven Hundred Thousand and No/100 Dollars ($8,700,000.00).

          (b) On the Initial Closing Date, the Lender shall make an initial advance of the Loan to the Borrower in the principal amount of Ten Million and No/100 Dollars ($10,000,000.00). No further advance of the Loan Amount will be made until the Borrower has received the proceeds of the Senior Loan and applied them to the repayment in full of the Borrower's existing mortgage indebtedness. If the net proceeds of the Senior Loan exceed Twenty-Seven Million and No/100 Dollars ($27,000,000.00) (the "THRESHOLD AMOUNT"), the maximum Loan Amount shall be the amount calculated in accordance with SECTION 2.1(A), and the Borrower shall repay to the Lender directly out of the proceeds of the Senior Loan, and with such other cash as may be necessary for such purpose, (a) the amount by which the Senior Loan proceeds exceed the Threshold Amount (of which up to One Million Seven Hundred Thousand and No/100 Dollars ($1,700,000.00) shall be available for reborrowing in accordance with SECTION 2.2 hereof), together with
(b) all accrued and unpaid interest on the Loan as of the date of such repayment. If the net proceeds of the Senior Loan are less than the Threshold Amount, the Lender shall make an additional advance to the Borrower in a principle amount that is equal to the difference between the Threshold Amount and the net proceeds of the Senior Loan, provided, however, that in no event
                                         -----------------
shall such additional advance cause the total outstanding principal balance of the Loan to exceed (a) Eleven Million Seven Hundred Thousand and No/100 Dollars ($11,700,000.00) less (b) any principal repayment thereof received by Lender as
                 ----
part of the scheduled payments of principal and interest under the Mortgage
Note.

          2.2.  ADDITIONAL ADVANCES

          After the Closing of the Senior Loan has occurred, and provided no Default or Event of Default has occurred and is continuing, the Lender agrees to advance or re-advance to Borrower, at the Borrower's election, up to One Million Seven Hundred Thousand and No/100 Dollars ($1,700,000.00) (the "DEFERRABLE AMOUNT") of the Loan Amount, in one or more future advances, which may be used by Borrower to meet its future needs; provided, however, that no such advance of
                                      --------  -------
the Loan shall cause the outstanding principal balance of the Loan at any time to exceed (a) the maximum Loan Amount calculated in accordance with SECTION 2.1 hereof less (b) any principal repayment thereof received by Lender as part of
       ----
the scheduled payments of principal and interest under the Mortgage Note. To receive an advance of the unadvanced portion of all or any portion of the Deferrable Amount at any time, the Borrower shall submit a written request to the Lender specifying the amount requested to be advanced, which amount shall be advanced, provided all the conditions to the making of an advance specified herein are satisfied, on the next Business Day following such written request. Other than the readvance under this SECTION 2.2 of a portion of the repayment of principal contemplated by SECTION 2.1(B) hereof in connection with the making of the Senior Loan, no amount of principal of the Loan that is repaid by the Borrower to the Lender, whether by regularly scheduled payments, by prepayment or otherwise, may be reborrowed.

          2.3.  MORTGAGE NOTE

          The obligation of the Borrower to repay the full amount of the Loan that has been advanced at any time, together with interest thereon, and other charges and expenses, if any, related thereto, shall be evidenced by that certain Mortgage Note made by the Borrower to the order of the Lender as of the Closing Date (the "MORTGAGE NOTE"), substantially in the form of EXHIBIT A
                                                                 ---------
attached hereto and incorporated herein, in the face amount of Eleven Million Seven Hundred Thousand and No/100 Dollars ($11,700,000.00).

          2.4.  USE OF LOAN PROCEEDS

          The Borrower agrees that the proceeds of the Loan advanced on the Initial Closing Date shall be used solely for the purpose of repaying the existing mortgage indebtedness of the Borrower under the Toyo Loan. Advances of the Loan pursuant to SECTION 2.2 may be used by the Borrower for any purpose.

          2.5.  PAYMENT OF PRINCIPAL AND INTEREST

          All payments made on the Mortgage Note shall be made in the manner, and subject to the conditions, provided in this Agreement and in the Mortgage Note. All or any portion of the Mortgage Note may be prepaid at any time without penalty or premium. To the extent not previously paid, the entire Debt shall be due and payable in full on the Maturity Date. The Debt shall bear interest as provided in the Mortgage Note and the other Loan Documents. Any payments of interest which are due but not paid by reason of an insufficiency of Available Cash Flow (as set forth in SECTION 7.1.1 hereof) shall be added to the principal and shall accrue interest at the Base Rate. A failure to pay any amounts hereunder which are not paid when due for any reason other than an insufficiency of Available Cash Flow shall bear interest at the Default Interest Rate beginning on the date such payment becomes past due.

3.        REPRESENTATIONS AND WARRANTIES OF BORROWER

          To induce the Lender to enter into this Agreement and the other Loan Documents and to make the Loan to the Borrower, the Borrower makes the following representations and warranties:

          3.1.  CORPORATE AUTHORITY

          The Borrower (a) is a limited partnership duly organized, validly existing, and in good standing under the laws of the State of Delaware, (b) is qualified to do business as a foreign corporation and is in good standing in all jurisdictions where its activities or ownership of property require such qualification, and (c) has the full and unrestricted power and authority, corporate and otherwise, to own, operate and lease its properties, to carry on its business as currently conducted, to execute and deliver and perform this Agreement and the other Loan Documents, to incur the obligations provided for herein and therein, and to perform the transactions contemplated hereby and thereby (including, without limitation, the creation of a lien on, and security interest in favor of the Lender in, the Collateral, all of which have been duly and validly authorized by all proper and necessary action (all of which actions are in full force and effect).

          3.2  BINDING EFFECT; NO VIOLATIONS

          This Agreement and each of the Loan Documents, upon their execution and delivery, will constitute a legal, valid, and binding obligation of Borrower, enforceable against Borrower in accordance with their terms. The execution, delivery, and performance of this Agreement and the other Loan Documents will not (a) violate, conflict with, or constitute a default under, any law, regulation, order or any other requirement of any Governmental Authority, any terms of the partnership agreement of the Borrower, or any contract, agreement or other arrangement binding upon or affecting Borrower or any of its property or (b) result in the creation, imposition or acceleration of any indebtedness or any mortgage, pledge, lien, charge, reservation, covenant, restriction, security interest, or other encumbrance (individually an "ENCUMBRANCE" and collectively the "ENCUMBRANCES") of any nature upon, or with respect to, Borrower or the Collateral, except Encumbrances provided for under this Agreement or the other Loan Documents.

          3.3.  LITIGATION

          To the best of the Borrower's knowledge, there is no claim, litigation, proceeding or investigation pending, threatened or reasonably anticipated against or affecting Borrower or its properties or business, an adverse determination of which might reasonably be expected to materially and adversely affect (a) the Hotel or the business, operations, prospects, assets, properties or condition (financial or otherwise) of the Borrower, (b) the validity or perfection of the liens securing the Loan or (c) the Borrower's ability to repay the Loan.

          3.4.  TITLE TO ASSETS

          To the best of the Borrower's knowledge, as of the date hereof, Borrower has good, valid, and marketable title to all of its properties and assets (whether real or personal), and there exist no Encumbrances on any of Borrower's properties or assets, including, without limitation, the Collateral, other than Permitted Encumbrances. All personal property of Borrower is in good operating condition and repair, and is suitable and adequate for the purposes for which it is being used. All inventory of Borrower consists of items which are good and merchantable and of a quality and quantity presently usable or salable in the ordinary course of the Borrower's business.

          3.5.  NO DEFAULTS

          To the best of the Borrower's knowledge, no Default or Event of Default exists hereunder or under the other Loan Documents.

          3.6.  COMPLIANCE WITH LAWS

          The Borrower and the Hotel are in compliance with all applicable laws, regulations, orders and other requirements of any governmental authority or arbitrator, except for such non-compliance as would not reasonably be expected, singly or in the aggregate, to materially and adversely affect the Hotel or the business, operations, prospects, assets, properties or condition (financial or otherwise) of the Borrower.

          3.7.  PERMITS AND LICENSES

          No proceedings are pending or, to the best of the Borrower's knowledge, threatened seeking the revocation or suspension of any permits, licenses or approvals issued with respect to the Hotel the revocation of which might reasonably be expected to result in any material adverse change in the business, operations, prospects, properties, assets or condition (financial or otherwise) of the Borrower or the Hotel.

4.        CONDITIONS PRECEDENT

          The obligation of the Lender to make any advance of the Loan to the Borrower and to proceed with any Closing is subject to the satisfaction on or before such Closing of each and all of the following conditions (and the occurrence of the Closing shall be conclusive evidence that all such conditions have been satisfied in full or knowingly waived as of such Closing):


          4.1.  REPRESENTATIONS, WARRANTIES AND COVENANTS

          The representations and warranties of the Borrower made in this Agreement and in any other Loan Document shall have been true and correct in all material respects when made, and shall be true and correct in all material respects on the applicable Closing Date, with the same effect as if such representations and warranties were made on such Closing Date. As of such Closing Date, the Borrower shall have performed and complied in all material respects with all covenants and agreements required by this Agreement or by any other Loan Document to be performed or complied with by the Borrower as of such date, and no Default or Event of Default shall have occurred and be continuing.


          4.2.  Borrower's Actions

          The Borrower shall have taken all actions under the laws of any state having jurisdiction over the Borrower necessary to effectuate the transactions contemplated by this Agreement and by the other Loan Documents.


          4.3.  Delivery of Documents

          The Borrower shall have delivered to the Lender the following documents, instruments and agreements, each of which shall be in form and substance reasonably satisfactory to the Lender:

          4.3.1.

          All Loan Documents, fully executed by the Borrower and, as applicable, the General Partner, including the following:

          (a)  This Agreement;
          (b)  The Mortgage Note (or any necessary replacements thereof);
          (c)  The Mortgage;
          (d)  The Security Agreement;
          (e) The Collateral Assignment of Management Agreement (and the Manager's consent to same);
          (f)  The Environmental Indemnity Agreement; and

          (g) UCC financing statements sufficient for filing in all jurisdictions where filing is necessary to protect the Lender's security interest in the Collateral.

          4.3.2.

          A Mortgagee's form of title insurance policy, or marked-up commitment evidencing such policy, in form and content reasonably acceptable to the Lender, and in an amount not less than the Loan Amount, with premiums fully paid (the "TITLE INSURANCE POLICY"), insuring that (i) the Mortgage constitutes a valid second mortgage or similar lien on, and security interest in, the Land and the Improvements and all rights appurtenant thereto described therein, in each case free and clear of all defects and encumbrances other than as set forth in EXHIBIT B to the Mortgage, and containing, to the extent such coverage is
---------
available in New Jersey, (A) full coverage (by affirmative insurance) against liens of mechanics, materialmen, laborers, and any other Persons who might claim statutory or other common law liens relating to services performed prior to Closing; (B) no survey exceptions other than those set forth in EXHIBIT B to the
                                                                ---------
Mortgage; (C) such other endorsements as the Lender may deem reasonably necessary to insure that any off-site easements benefiting the Mortgaged Property are valid and enforceable in accordance with their terms; and (D) such other endorsements as the Lender may reasonably request. Such title insurance policy shall be issued by Chicago Title Insurance Company or any other nationally recognized title insurance company (the "TITLE COMPANY") reasonably satisfactory to the Lender.

5.        AFFIRMATIVE COVENANTS OF BORROWER

          Until all obligations of the Borrower under this Agreement and the other Loan Documents are paid and performed in full, Borrower hereby covenants and agrees that it shall, unless the Lender otherwise consents in advance in writing:

          5.1.  PROCEEDS OF THE LOAN

          Apply the proceeds of the Loan solely for the purposes set forth in
SECTION 2.4 hereof.

          5.2.  MANAGEMENT AGREEMENT

          Duly and punctually pay and perform all of its obligations and enforce all of its rights under the Management Agreement to the extent failure to perform or enforce its rights thereunder might materially and adversely affect the business, operations, prospects, assets, properties or condition (financial or otherwise) of Borrower or the Hotel.

          5.3.  FINANCIAL AND OTHER INFORMATION

          Furnish to the Lender (a) as soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year of the Borrower, the audited balance sheet of the Borrower as of the end of such fiscal year and the related audited statements of revenues and expenses, statements of assets, liabilities and partners' capital (deficit), changes in partners' capital and statement of cash flows of the Borrower for such fiscal year, all prepared in reasonable detail and on an accrual basis of accounting consistently applied, and certified by an independent certified public accountant of recognized standing and acceptable to the Lender; (b) as soon as available, and in any event within seventy-five (75) days after the end of each fiscal quarter of each fiscal year of the Borrower, the statement of assets, liabilities and partners' capital (deficit) and related statements of revenues and expenses, changes in partners' capital, and statement of cash flows of the Borrower, as of the end of such quarter, certified by the Borrower's chief accounting officer as having been prepared on an accrual basis of accounting consistently applied; and (c) such additional information, reports or statements as the Lender may from time to time reasonably request.

          5.4.  MAINTENANCE OF EXISTENCE, ETC.

          At all times (a) maintain its principal place of business, principal office, and office where it keeps its records and other documents and instruments, relating to the Hotel (except for certain records, documents and instruments kept at the Hotel) at its address set forth in the preamble to this Agreement or such other address of which the Lender may be given written notice not less than thirty (30) days prior to the date on which a change of location is to occur; (b) maintain in full force and effect all permits, filings, authorizations, consents, approvals, and licenses material to the operation of the Hotel; (c) maintain its legal existence in effect and in good standing; and
(d) comply with all requirements of law material to the conduct of its business and the performance of its obligations under the Loan Documents.


          5.5.  BOOKS AND RECORDS; INSPECTION OF PROPERTY AND BOOKS

          Keep and maintain adequate and proper records and books of account, in which complete entries are made on an accrual basis of accounting consistently applied and in accordance with all laws, and regulations, and permit authorized representatives of the Lender to discuss the business, operations, prospects, assets, properties and condition (financial or otherwise) of the Borrower with its officers and employees and, at reasonable times and on reasonable notice, to examine, at the Borrower's place of business, its books of account and other records and make copies thereof or extracts therefrom, all at such reasonable times as the Lender may request for any purpose reasonably related to the Lender's interest hereunder.

          5.6.  MAINTENANCE OF PROPERTY

          Keep the Mortgaged Property used or useful in its business, including, without limitation, the Collateral, in good repair, working order, and condition, and from time to time make all necessary or desirable repairs, renewals, and replacements thereof.

6.        ENCUMBRANCES

          Until all obligations of the Borrower under the Loan Documents are paid and performed in full, the Borrower hereby covenants and agrees that it shall not, unless the Lender otherwise consents in advance in writing, create, assume or suffer to exist, any Encumbrance of any kind, upon any of its properties, assets or Collateral, whether now owned or hereafter acquired, except: (i) Encumbrances securing the Toyo Loan; (ii) when the Toyo Loan is repaid in full, Encumbrances securing the Senior Loan; (iii) the Encumbrances granted in favor of the Lender under the Mortgage and other Security Documents;
(iv) Encumbrances for taxes, assessments and other governmental charges not yet due and payable or due and payable, but not yet delinquent, or that are being contested in good faith by appropriate proceedings; (v) deposits or pledges to secure the payment of workmen's compensation, unemployment insurance or other social security benefits or obligations, or to secure the performance of trade contracts, leases, public or statutory obligations, surety or appeal bonds or other obligations of a like general nature incurred in the ordinary course of business; (vi) landlords', mechanics', materialmen's, warehousemen's, carriers', or other like Encumbrances arising in the ordinary course of business securing obligations which are not overdue for a period longer than 30 days, or which are being contested in good faith by appropriate proceedings which are being diligently pursued or as to which the Encumbrances are bonded to the satisfaction of the Lender; (vii) easements, rights of way, zoning, similar restrictions, and other similar encumbrances or title defects that, singly or in the aggregate, do not in any case materially detract from the value of the property subject thereto (as such property is used by the Borrower); (viii) Encumbrances arising by operation of law in connection with judgments, only to the extent, for an amount, and for a period not resulting in an Event of Default; (ix) Encumbrances securing capitalized lease obligations insofar as such Encumbrances cover assets acquired pursuant to such capitalized lease obligations; (x) Encumbrances described in EXHIBIT B to the Mortgage; and (xi)
                                           ---------
other Encumbrances permitted under the Security Documents (collectively "PERMITTED ENCUMBRANCES").

7.        EVENTS OF DEFAULT AND REMEDIES

          7.1.  DEFAULT; AN EVENT OF DEFAULT

          The occurrence of any of the following events beyond any applicable notice and cure period set forth in this SECTION 7.1 shall be an "EVENT OF DEFAULT" hereunder (and the occurrence of any of the following which, with the giving of notice or the passage of time, or both, would become an Event of Default shall, prior to the giving of such notice or the passage of such time, be a "DEFAULT" hereunder).

          7.1.1.

          The Borrower shall fail to pay any amount of principal, interest or other amounts due under this Agreement, the Mortgage Note or any of the other Loan Documents within five (5) days after receipt of written notice that such payment is past due; provided, however, that a failure to make interest or
                     -----------------
principal payments on the Mortgage Note by reason of the insufficiency of Available Cash Flow generated by the Hotel pursuant to the Management Agreement during the Accounting Period next preceding the Due Date and for which cash has been received by the Borrower from the Manager, or as a result of any restrictions agreed to by Lender under any subordination agreement signed by the Lender in respect of the Toyo Loan or the Senior Loan, as applicable, shall not be a Default or Event of Default so long as such unpaid amounts together with interest thereon at the Base Rate, are repaid as soon as possible out of subsequent advances of Available Cash Flow under the Management Agreement.

          7.1.2.

          The Borrower shall fail to perform or observe in any material and adverse respect any of the covenants and agreements of the Borrower set forth in this Agreement, or any representation and warranty made by the Borrower in this Agreement or in any of the other Loan Documents shall fail to have been true in any material and adverse respect when made and, in either case, such failure shall continue uncured, following the Borrower's receipt of written notice thereof from the Lender, for a period of more than (i) ten (10) days with respect to any failure or breach of covenant relating to the payment of taxes or the maintenance of insurance or (ii) thirty (30) days, with respect to all other such failures or breaches; provided that, with respect to clause (ii) above, it shall not be an Event of Default hereunder if (a) such failure is curable but is not reasonably capable of being cured within such 30-day cure period and Borrower shall have promptly commenced to cure such failure and thereafter shall diligently pursue such cure to completion.

          7.1.3.

          An event of default or "Event of Default" occurs under the Senior Loan Documents or the Toyo Loan Documents, as applicable.

          7.1.4.

          Either of the following shall occur with respect to the Borrower or the General Partner:

          (a) a decree, judgment, or order by a court of competent jurisdiction shall have been entered adjudicating the Borrower or the General Partner bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Borrower or the General Partner under any Bankruptcy Law, and such decree or order shall have continued undischarged and unstayed for a period of 60 consecutive days; or a decree, judgment or order of a court of competent jurisdiction appointing a receiver, liquidator, trustee, or assignee in bankruptcy or insolvency for the Borrower or the General Partner, or any substantial part of the property of the Borrower or the General Partner, or for the winding up or liquidation of the affairs of the Borrower or the General Partner, shall have been entered, and such decree, judgment, or order shall have remained in force undischarged and unstayed for a period of 60 days; or

          (b) the Borrower or the General Partner shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under any Bankruptcy Law, or shall consent to the filing of any such petition, or shall consent to the appointment of a custodian, receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of it or any substantial part of its assets or property, or shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall, within the meaning of any Bankruptcy Law, become insolvent, fail generally to pay its debts as they become due, or shall, within the meaning of any Bankruptcy Law, become insolvent, fail generally to pay its debts as they become due, or take any corporate action in furtherance of or to facilitate, conditionally or otherwise, any of the foregoing.

          7.1.6.

          An Event of Default shall occur under any other Loan Document.

     7.2. REMEDIES

     If an Event of Default shall have occurred and be continuing, the Lender shall have the right, in its sole discretion, by written notice to the Borrower (except upon the occurrence of an Event of Default under SECTION 7.1.4 affecting the Borrower, in which case all principal and accrued interest thereon will be immediately due and payable on the Mortgage Note without any declaration or other act on the part of the Lender) to take one or more of the following actions:

          7.2.1.

          To declare the principal of and all amounts accrued but unpaid under the Mortgage Note, this Agreement and the other Loan Documents to be immediately due and payable, and such amounts shall thereupon become immediately due and payable, without presentment, demand, protest or notice of any kind, other than any notice specifically required by SECTION 7.1 or the first paragraph of this
SECTION 7.2, all of which are hereby expressly waived by Borrower.

          7.2.2.

          Pursue such rights and remedies against the Borrower, or otherwise, as are provided under and pursuant to this Agreement, the Mortgage or any of the other Loan Documents and as may be available to the Lender at law or in equity;

provided, however, that the Lender shall not be entitled to initiate foreclosure
-----------------
proceedings unless five (5) Business Days' prior written notice of such intention is given to Borrower and the Manager.

          7.2.3.

          If the Event of Default involves the Borrower's failure to pay any tax, assessment, encumbrance or other imposition binding on the Borrower or any of the Collateral or to perform its obligation to furnish insurance hereunder, or to perform or observe any other covenant, condition or term in any Loan Document, Senior Loan Document or Toyo Loan Document or in the Management Agreement, the Lender may, at its option, without waiving or affecting any of its other rights or remedies hereunder, and without any obligation to do so, pay, perform or observe the same, and all payments made or costs or expenses incurred by the Lender in connection therewith shall be repaid by Borrower to the Lender within fifteen (15) days after demand therefor, together with interest thereonat the Default Interest Rate, and shall be added to and become a part of the indebtedness secured by the Mortgage and the other Security Documents.

          7.2.4.

          Appoint as a matter of right, without notice, to the fullest extent permitted under applicable law, a receiver for the Borrower or for all or any part of the Collateral, whether such receivership be incidental to a proposed sale of the Collateral or otherwise. All disbursements made by the receiver and the expenses of receivership, shall be added to and be a part of the principal amount of the obligations secured by the Security Documents, and, whether or not said principal sum, including such disbursements and expenses, exceeds the indebtedness originally intended to be secured thereby, the entire amount of said sum, including such disbursements and expenses, shall bear interest at the Default Interest Rate, shall be secured by the Security Documents and shall be due and payable within fifteen (15) days after demand therefor.

     7.3. REMEDIES CUMULATIVE

     Each of the rights, powers, and remedies provided herein and in the other Loan Documents are intended and are hereby deemed to be cumulative, concurrent and in addition to, and not in limitation of, those rights, powers, and remedies provided elsewhere herein or in any other Loan Document or now or hereafter existing at law or in equity or by statute or otherwise. No waiver of any Default or Event of Default in one instance shall constitute a waiver of any other or any succeeding Default or Event of Default, except to the extent provided in such waiver.

     7.4. DEFAULT INTEREST

     In addition to the provisions of SECTION 2 and SECTION 7.2 hereof, if Borrower shall fail for any reason (other that as described in the proviso in SECTION 7.1.1 hereof) to make payment when and as due of any amounts due hereunder (whether at the stated date for payment, or earlier upon an acceleration hereunder), Borrower shall pay, to the fullest extent permitted by applicable law, interest to the Lender on such past due amounts beginning on the date such payment becomes past due at a per annum rate of interest equal to the Default Interest Rate.

     7.5. DEFAULT INDEMNITY

     Borrower hereby agrees to, and shall, indemnify and hold harmless the Lender against the reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees and expenses) which the Lender may sustain or incur as a consequence of any Default or Event of Default hereunder and in the enforcement of the Lender's rights and remedies in connection therewith. Lender shall provide to Borrower a satisfactory statement, signed by an officer of Lender and supported, where applicable, by documentary evidence, explaining the amount of all such costs or expenses. Any amounts that Borrower must pay to Lender under this SECTION 7.5 shall be due and payable fifteen (15) days after demand therefor accompanied by documentation sufficient to establish the amount of Borrower's liability, and shall bear interest at the Default Interest Rate and shall be added to and become a part of the indebtedness secured by the Mortgage and other Security Documents.


8.        THE SENIOR LOAN

          8.1.  PERMITTED ENCUMBRANCES

          Notwithstanding the provisions of SECTION 6 hereof, the Debtor shall be permitted to enter into the Senior Loan with CII pursuant to which the Debtor may grant to CII a security interest in and lien on the Mortgaged

Property and the Collateral which shall be senior to the security interest granted to and the lien created by the Security Documents in favor of the Lender.

          8.2.  EXECUTION OF SUBORDINATION AGREEMENT

          On or prior to date of the closing of the Senior Loan, the Lender agrees to execute a subordination agreement in form and scope reasonably acceptable to the Lender, which shall provide that the Lender's rights and interests hereunder shall be subordinated to those granted to CII under the Senior Loan Documents. In the event that any of the rights of the Lender arising under this Agreement or any of the other Loan Documents shall be inconsistent with rights of CII under the Senior Loan Documents, the rights of CII shall take priority over those of the Lender.


9.        MISCELLANEOUS PROVISIONS

          9.1.  EXPENSES

          The Borrower shall reimburse the Lender for all expenses incurred by the Lender in connection with this Agreement or any of the other Loan Documents, including without limitation, expenses incurred in the preparation, consummation, negotiation, administration or enforcement of, or the preservation or exercise of any rights hereunder or thereunder (including, without limitation, the right to collect and dispose of the Collateral) and all reasonable fees and expenses of the Lender's counsel arising in connection with the Loan.

          9.2.  LIMITATION ON LIABILITY

          Notwithstanding any contrary provision in any of the Loan Documents, it is hereby expressly agreed that, except as otherwise provided in this SECTION
9.2 or in any section of any Loan Document that is substantially similar to this
SECTION 9.2, there shall be no recourse to the assets of Borrower or any of its partners (other than against the Collateral and any other property given as security for the payment of the Mortgage Note) for (i) the payment of principal, interest or other charges or amounts that are or may become due and owing to the Lender by Borrower under this Agreement or any other Loan Documents or (ii) the performance or discharge of any covenant or undertaking hereunder or under the other Loan Documents, and in the event of any Event of Default hereunder or thereunder, the Lender agrees to proceed solely against the Collateral and any other property given as security for payment of the Mortgage Note, and the Lender shall not seek or claim recourse against Borrower or any of its partners (other than against the Collateral and any other property given as security for payment of the Mortgage Note) for any deficiency or for any personal judgment after a foreclosure of the lien of the Mortgage or other Security Documents or for the performance or discharge of any covenants or undertakings of Borrower hereunder or under any of the other Loan Documents (except that Borrower may be made a party to a proceeding to the extent legally necessary for the conduct of a foreclosure or the exercise of other similar remedies under the Mortgage or other Security Documents). Notwithstanding the foregoing, nothing contained in this SECTION 9.2 shall relieve Borrower or the General Partner of any personal liability for any loss, cost, expense, damage or liability arising or resulting from (A) any breach of any representation or warranty made in this Agreement that was materially incorrect when made and that was made with fraudulent intent, (B) any amount paid or distributed to the General Partner, the Limited Partners, the Manager or any Affiliate of any of them in violation of the provisions of the Loan Documents, (C) fraud or breach of trust, including misapplication of Loan proceeds or any Insurance Proceeds or Awards or other sums that are part of the Collateral that may come into the possession or control of Borrower or the General Partner or any affiliate of any of them, or
(D) liability of such Person under the Environmental Indemnity Agreement. It is hereby expressly agreed that neither the General Partner nor any director, officer, shareholder, partner or employee of Borrower or the General Partner, nor the legal or personal representative, successor or assign of any of the foregoing, nor any other principal of Borrower or the General Partner, whether disclosed or undisclosed, shall have any personal liability under this Agreement or any of the other Loan Documents, except as personal liability may be specifically imposed upon the General Partner in accordance with clauses (A), (B), (C) and (D) of this SECTION 9.2, and in no event shall any Limited Partners have any liability whatsoever with respect to the Loan or any monetary obligations with respect thereto, or any of the matters described in clause (A), (B) (C) or (D) above. It is the intention of the parties hereto that this SECTION 9.2 shall govern every other provision of the Loan Documents and that the absence of explicit reference to this SECTION 9.2 in any provision of the Loan Documents or the absence of any Section similar to this SECTION 9.2 in any Loan Document shall not be construed to deny the application of this
SECTION 9.2 to such provision, notwithstanding the presence of explicit reference to this SECTION 9.2 in other provisions of the Loan Documents.

          9.3.  NOTICES

          All notices, requests and demands to or upon the respective parties hereto shall be in writing (except as is otherwise specifically provided in this Agreement) and shall be deemed to have been duly given or made when received (or when delivery thereof is refused by the intended recipient) if mailed by first-class registered or certified mail, return receipt requested, postage prepaid, or sent by facsimile transmission, with confirmation of receipt or delivery, or sent by nationally recognized overnight courier, delivery charges prepaid, or delivered by hand, in each case addressed or directed as follows (or to such other address or facsimile transmission number as may be hereafter designated in writing by the respective parties hereto):

               (a)  If to Borrower:

                    Hanover Marriott Limited Partnership
                    10400 Fernwood Road
                    Bethesda, Maryland  20817
                    Dept. 923
                    Attention:  Law Dept.
                    Fax No.:  (301) 380-6332

                    with a copy to:

                    Hanover Marriott Limited Partnership
                    10400 Fernwood Road
                    Bethesda, Maryland  20817
                    Dept. 908
                    Attention:  Asset Management Dept.
                    Fax No.:  (301) 380-8260

               (b)  If to Lender:

                    Host Marriott Corporation
                    10400 Fernwood Road
                    Bethesda, Maryland  20817
                    Dept. 923
                    Attention: Law Dept.
                    Fax No.:  (301) 380-6332

                    with a copy to:

                    Host Marriott Corporation
                    10400 Fernwood Road
                    Bethesda, Maryland  20817
                    Dept. 902
                    Attention: Executive Dept.
                    Fax No.:  (301) 380-6332

          9.4.  SEVERABILITY

          If fulfillment of any provision of this Agreement or any other Loan Documents or performance of any transaction related thereto, at the time such fulfillment or performance shall be due, shall involve transcending the limit of validity prescribed by law, then the obligation to be fulfilled or performed shall be reduced to the limit of such validity; and if any clause or provision contained in this Agreement or any other Loan Document operates or would operate prospectively to invalidate any Loan Document, in whole or in part, then such clause or provision only shall be held ineffective, as though not herein or therein contained, and the remainder of the Loan Documents shall remain operative and in full force and effect.

          9.5.  SURVIVAL

          It is the express intention and agreement of the parties hereto that all covenants, agreements, statements, representations, warranties, and indemnities made by Borrower in the Loan Documents shall survive the execution and delivery of the Loan Documents and the making of all advances and extensions of credit thereunder.

          9.6.  WAIVERS

          No waiver by the Lender of, or consent by the Lender to, a variation from the requirements of any provision of the Loan Documents shall be effective unless made in a written instrument duly executed on behalf of the Lender by its duly authorized officer, and any such waiver shall be limited solely to those rights or conditions expressly waived.

          9.7.  RIGHTS CUMULATIVE

          The rights and remedies of the Lender described in any of the Loan Documents are cumulative and not exclusive of any other rights or remedies which the Lender otherwise would have at law or in equity or otherwise. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other notice or demand in similar or other circumstances.

          9.8.  ENTIRE AGREEMENT

          This Agreement, the exhibits hereto, and the other Loan Documents constitute the entire agreement of the parties hereto with respect to the matters contemplated herein, supersede all prior oral and written agreements with respect to the matters contemplated herein, and may not be modified, deleted or amended except by written instrument executed by the parties. All terms of this Agreement and of the other Loan Documents shall be binding upon, and shall inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns; provided, however, that Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Lender.

          9.9.  TERMINATION

          This Agreement shall terminate upon payment in full of all amounts payable and performance of all other obligations owed by Borrower to the Lender under this Agreement and under the other Loan Documents.

          9.10.  CONSTRUCTION

          This Agreement and the other Loan Documents, the rights and obligations of the parties hereto, and any claims or disputes relating thereto shall be governed by and construed in accordance with the laws of the State of Maryland (excluding the choice of law rules thereof). Each party hereto hereby acknowledges that all parties hereto participated equally in the negotiation and drafting of this Agreement and that, accordingly, no court construing this Agreement shall construe it more stringently against one party than against the other.

          9.11.  PRONOUNS

          All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or entity may require.

          9.12.  HEADINGS

          Section and subsection headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

          9.13.  BUSINESS DAYS

          If any payment or performance of any of the obligations under this Agreement or any of the other Loan Documents becomes due on a day other than a Business Day, the due date shall be extended to the next succeeding Business Day, and interest thereon (if applicable) shall be payable at the then applicable rate during such extension.

          9.14.  EXECUTION

          To facilitate execution, this Agreement and any of the other Loan Documents may be executed in as many counterparts as may be required; and it shall not be necessary that the signatures of, or on behalf of, each party, or the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or the signatures of the persons required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Agreement or any other Loan Document to produce or account for any particular number of counterparts; but rather any number of counterparts shall be sufficient so long as those counterparts contain the respective signatures of, or on behalf of, all of the parties hereto.

          IN WITNESS WHEREOF, the undersigned have duly executed this Agreement, or have caused this Agreement to be duly executed on their behalf, as of the day and year first hereinabove set forth.

                                BORROWER:
                                ---------

ATTEST:                         HANOVER MARRIOTT LIMITED PARTNERSHIP

By:                               By:  Marriott Hanover Hotel Corporation
   ----------------------

Its:                                    By: P.K. Brady
    ---------------------                   ------------------------------
                                            Patricia K. Brady,
                                            Vice President


                                LENDER:
                                -------

ATTEST:                         HOST MARRIOTT CORPORATION

By:                               By: W. Edward Walter
   ----------------------             ------------------------------------
                                      W. Edward Walter,
Its:                                  Senior Vice President
    ---------------------

                                   EXHIBIT A

                             FORM OF MORTGAGE NOTE



                                      -18-